UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN DYNASTY MINERALS LTD.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

15th Floor, 1040 West Georgia Street
Vancouver, British Columbia
Canada V6E 4H1
Tel: (604) 684-6365
(Address and telephone number of Registrant’s principal executive offices)

Pebble East Claims Corporation
3201 C Street, Suite 604
Anchorage, Alaska, USA 99503
Tel: 1-877-450-2600
(Name, address, and telephone number of agent for service)

Copies to:
Michael H. Taylor
McMillan LLP
15th Floor, 1055 West Georgia Street
Vancouver, British Columbia
Canada V6E 4N7
Tel: (604) 689-9111

From time to time after the effective date of this registration statement
(Approximate date of commencement of proposed sale to public)

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

i

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.[ ]

___________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered(3)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price (2)(3)(4)	Amount of registration fee (3)(4)(5)
Common Shares, no par value Common Share Purchase Warrants Subscription Receipts Units Common Share Purchase Rights (6)	US$14,850,000		US$14,850,000	US$1,495.40
Total	-	-	US$14,850,000	US$1,495.40

(1)

Includes an indeterminate number of common shares, common share purchase warrants, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers (i) common shares that may be issued upon exercise of warrants, (ii) common shares, warrants or units that may be issued upon conversion of subscription receipts, and (iii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. No separate consideration will be received for any securities issued upon conversion or exchange. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “U.S. Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed US$14,850,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the Registrant.

(3)

Rule 457(o) under the U.S. Securities Act permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant.

(4)

Calculated based on the proposed maximum aggregate offering price of CDN$20,000,000 converted into U.S. dollars based on the noon exchange rate on March 2, 2016, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of CDN$1.00 = US$0.7425.

(5)	Based on the SEC’s registration fee of $100.70 per $1,000,000 of securities registered.

(6)

Attached to and trading with each of the Registrant’s common shares registered hereunder is a right (the “Right”) to purchase a number of common shares on the terms and conditions set forth in the Registrant’s Shareholder Rights Plan Agreement. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s common shares, and will have no value, except as reflected in the market price of the Registrant’s common shares to which they are attached. No additional registration fee is required.

____________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

ii

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Northern Dynasty Minerals Ltd., 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia, V6E 4H1, Telephone: 604-684-6365 (attention: Corporate Secretary), and are also available electronically at www.sedar.com.

References in this Prospectus and any Prospectus Supplement to “$” are to Canadian dollars and to “US$” are to United States dollars.

SUBJECT TO COMPLETION, DATED MARCH [  ], 2016

NORTHERN DYNASTY MINERALS LTD.

$20,000,000 Common Shares Warrants Subscription Receipts Units

Northern Dynasty Minerals Ltd. (the “Company” or “Northern Dynasty”) may offer and issue from time to time (i) common shares (the “Common Shares”), (ii) warrants (the “Warrants”) to purchase Common Shares or other Securities (as defined below), (iii) subscription receipts (“Subscription Receipts”) which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares or Warrants of the Company or any combination thereof, or (iv) units (“Units”) consisting of two or more of the foregoing (all of the foregoing, collectively, the “Securities”) or any combination thereof up to an aggregate initial offering price of $20,000,000 (or its equivalent in any other currency used to denominate the Securities at the time of the offering) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The aggregate market value of Securities sold by or on behalf of the Company pursuant to this prospectus during the period of 12 calendar months immediately prior to, and including, the sale is limited pursuant to Instruction I.B.5. of Form S-3 (the form of the registration statement of which this prospectus forms a part) to no more than one-third of the aggregate market value worldwide of the voting and non-voting common equity held by non-affiliates of the Company. As at the date of this prospectus, (i) aggregate market value worldwide of the voting and non-voting common equity held by non-affiliates of the Company was US$56,274,160, and (ii) the Company had not sold any of its securities in reliance of instruction I.B.5 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus and in the documents incorporated by reference in this Prospectus and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

We are a “foreign private issuer” under United States securities laws. Our financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and accordingly may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is amalgamated and exists under the laws of British Columbia, Canada, that the majority of its officers and directors are residents of Canada, that all of the experts named in the registration statement are not residents of the United States, and that a substantial portion of the assets of the Company’s officers and directors are located outside the United States.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, number and terms of the Common Shares or other Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the terms of the component Securities and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

Warrants will not be offered for sale separately or to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, such delivery to be effected in the case of United States purchasers through the filing of such Prospectus Supplement or Prospectus Supplements with the SEC. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Company may offer and sell Securities to or through underwriters or dealers and also may offer and sell certain Securities directly to purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

The outstanding Common Shares of the Company are listed for trading on Toronto Stock Exchange (“TSX”) under the symbol “NDM” and on the NYSE MKT under the symbol “NAK”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares of the Company will not be listed on any securities exchange. On March 18, 2016, the closing price of the Common Shares on TSX was $0.45 per share, and the closing price of the Common Shares on NYSE MKT was US$0.36 per share. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Company by McMillan LLP with respect to Canadian and United States legal matters.

In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The Company’s head office is at 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1. The registered office of the Company is located at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

THE DATE OF THIS PROSPECTUS IS _____, 2016.

ABOUT THIS PROSPECTUS

     We are a British Columbia company that is a “reporting issuer” under Canadian securities laws in the provinces of British Columbia, Alberta and Ontario. In addition, our common shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common shares are traded in Canada on the TSX under the symbol “NDM” and in the United States on the NYSE MKT under the symbol “NAK”.

     This Prospectus is a base shelf prospectus that:

  we have filed with the securities commissions in the Canadian provinces of British Columbia, Alberta and Ontario (the “Canadian Qualifying Jurisdictions”) in order to qualify the offering of the Securities described in this Prospectus in accordance with Canadian National Instrument 44-102—Shelf Distributions (“NI 44-102”); and

  forms part of a registration statement on Form F-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”) utilizing a continuous offering “shelf” registration process under the U.S. Securities Act.

     Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate initial offering price of $20,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this shelf registration we will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement and may include, where applicable:

  in the case of common shares, the number of common shares offered, the offering price and any other specific terms of the offering;

  in the case of warrants, the designation, number and terms of the common shares purchasable upon exercise of the warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms;

  in the case of subscription receipts, the designation, number and terms of the common shares or warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of subscription receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the subscription receipts, terms for the refund of all or a portion of the purchase price for subscription receipts in the event the release conditions are not met and any other specific terms; and

  in the case of units, the designation, number and terms of the common shares, warrants or subscription receipts comprising the units.

     In addition, a Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

     We file reports and other information with the securities commissions in the Canadian Qualifying Jurisdictions. These reports and information are available to the public free of charge on SEDAR at www.sedar.com. In addition, we file reports and information with the SEC under the Exchange Act in accordance with the Exchange Act’s reporting requirements for foreign private issuers. See below under “Additional Information for U.S. Investors” for a description of how U.S. investors may obtain copies of these documents. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

     You should rely only on the information contained in or incorporated by reference into this Prospectus or contained in any applicable Prospectus Supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

     Sales of any common shares pursuant to this Prospectus also includes the rights to purchase a number of common shares on the terms and conditions set forth in the Company’s Shareholder Rights Plan Agreement (the “Rights”) that are attached to and trade with each of the common shares. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the common shares, and will have no value, except as reflected in the market price of the common shares to which they are attached. The Rights are described in detail below under “Description of Common Shares – Shareholder Rights”).

     References in this Prospectus and any Prospectus Supplement to “$” are to Canadian dollars and to “US$” are to United States dollars.

     References in this Prospectus and any Prospectus Supplement to “we”, “our”, “us”, “Northern Dynasty” or the “Company” refer to Northern Dynasty Minerals Ltd. and each of its material subsidiaries, unless the context otherwise requires.

DOCUMENTS INCORPORATED BY REFERENCE

     Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in the Canadian Qualifying Jurisdictions, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may also be obtained on request without charge from Northern Dynasty Minerals Ltd., 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1 (telephone 604-684-6365) (attention: Corporate Secretary), or by accessing our disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com and on EDGAR at www.sec.gov.

     The following documents that we have (i) filed with the securities regulatory authorities in the jurisdictions in Canada in which the Company is a reporting issuer, and (ii) filed with or furnished to the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  our annual information form for the year ended December 31, 2014, dated March 30, 2015 (the “2014 AIF”), as filed on SEDAR on March 31, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on February 12, 2016;

  our annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC (the “2014 20-F”) on May 15, 2015 and filed on SEDAR on February 19, 2016;

  our Amendment No. 1 to annual report on Form 20-F filed with the SEC on May 22, 2015 and filed on SEDAR on February 19, 2016;

  our notice of meeting and management information circular dated June 8, 2015 distributed in connection with the annual and special meeting of shareholders of the Company held on July 7, 2015, as filed on SEDAR on June 10, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on September 14, 2015;

  our unaudited condensed consolidated interim financial statements and the notes thereto for the three month period ended March 31, 2015 and our associated management’s discussion and analysis for the three month period ended March 31, 2015, as filed on SEDAR on May 15, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on May 26, 2015;

  our unaudited condensed consolidated interim financial statements and the notes thereto for the three and six month periods ended June 30, 2015 and our associated management’s discussion and analysis for the six month period ended June 30, 2015, as filed on SEDAR on August 14, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on August 19, 2015;

  our unaudited condensed consolidated interim financial statements and the notes thereto for the three and nine month periods ended September 30, 2015 and our associated management’s discussion and analysis for the nine month period ended September 30, 2015, as filed on SEDAR on November 16, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on November 19, 2015;

  our material change report dated January 19, 2015 regarding the closing of the special warrant offering completed in December 2014 and January 2015, as filed on SEDAR on January 19, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on February 3, 2015;

  our material change report dated September 21, 2015 regarding the closing of the special warrant offering completed in August and September 2015, as filed on SEDAR on September 21, 2015 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on October 8, 2015;

  our material change report dated January 29, 2016 regarding the closing of the acquisition of Mission Gold Ltd., as filed on SEDAR on January 29, 2016 and incorporated into our report of foreign issuer on Form 6-K furnished to the SEC on February 12, 2016; and

  our material change report dated February 25, 2016 regarding the restructuring of the board of directors, as filed on SEDAR on February 25, 2016 and in corporate into our report of foreign issuer on Form 6-K furnished to the SEC on February 26, 2016.

     All documents of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101—Short Form Prospectus Distributions filed by the Company with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus, and before the termination of the Offering, are deemed to be incorporated by reference into this Prospectus.

     Any template version of any “marketing materials” (as such term is defined in NI 44-101) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

     In addition, this Prospectus shall also be deemed to incorporate by reference the following information that is filed or furnished to the SEC by us under the Exchange Act after (i) the earlier of the date of the Registration Statement and the date of this Prospectus, until (ii) the termination of any offering made pursuant to this Prospectus:

  all subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we may file with the SEC under Exchange Act any Form 10-Q or Form 8-K that we may file with the SEC under the Exchange Act, and any Form 6-K that we furnish to the SEC under the Exchange Act where we have identified in such form that it is being incorporated by reference into the Registration Statement of which this prospectus forms a part.

     The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

     Upon a new annual information form and related annual financial statements being filed by us with, and where required, accepted by, the applicable securities regulatory authority during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Company’s financial year in which a new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

     A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

     Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that contains the statement that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements within the meaning of applicable Canadian securities laws and forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995.

     Forward-looking statements describe our future plans, strategies, expectations and objectives, and are generally, but not always, identifiable by use of the words “may”, “will”, “should”, “continue”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “plan” or “project” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements contained or incorporated by reference into this Prospectus include, without limitation, statements regarding:

  our expectations regarding the potential for permitting of a mine at the Pebble Project;

  the outcome of legal proceedings in which we are engaged;

  our expected financial performance in future periods;

  our plan of operations, including our plans to carry out and finance exploration and development activities;

  our ability to raise capital for exploration and development activities;

  our expectations regarding the exploration and development potential of the Pebble Project; and

  factors relating to our investment decisions.

     Forward-looking information is based on the reasonable assumptions, estimates, analysis and opinions of management made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. We believe that the assumptions and expectations reflected in such forward-looking information are reasonable.

     Key assumptions upon which the Company’s forward-looking information are based include:

  that the Company will ultimately be able to demonstrate that a mine at the Pebble Project can be developed and operated in an environmentally sound and socially responsible manner, meeting all relevant federal, state and local regulatory requirements so that we will be ultimately able to obtain permits authorizing construction of a mine at the Pebble Project;

  that the market prices of copper, gold, molybdenum and silver will not further significantly decline or stay depressed for a lengthy period of time;

  that we will be able to secure sufficient capital necessary for the litigation, continued environmental assessment and permitting activities and engineering work which must be completed prior to any potential development of the Pebble Project which would then require engineering and financing in order to advance to ultimate construction;

  that key personnel will continue their employment with us; and

  we will continue to be able to secure minimal adequate financing on acceptable terms.

     Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

     Some of the risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements include:

  the outcome of legal and political challenges with which we are engaged regarding the Pebble Project;

  ability to obtain permitting for a mine at the Pebble Project;

  ability to continue to fund the exploration and development activities;

  the highly cyclical nature of the mineral resource exploration business;

  the exploration stage of the Pebble Project and the lack of known reserves on the Pebble Project;

  ability to establish that the Pebble Project contains commercially viable deposits of ore;

  ability to recover the financial statement carrying values of the Pebble Project if the Company ceases to continue on a going concern basis;

  the potential for loss of the services of key executive officers;

  a history of, and expectation of further, financial losses from operations impacting our ability to continue on a going concern basis;

  the volatility of copper, gold, molybdenum and silver prices and mining share prices;

  the inherent risk involved in the exploration, development and production of minerals, the presence of unknown geological and other physical and environmental hazards at the Pebble Project;

  the potential for changes in, or the introduction of new, government regulations relating to mining, including laws and regulations relating to the protection of the environment and project legal titles;

  potential claims by third parties to titles or rights involving the Pebble Project;

  the possible inability to insure our operations against all risks;

  the highly competitive nature of the mining business; and

  the dilution to current shareholders from future equity financings is currently uncertain.

     This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements or information. Forward-looking statements or information are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements or information due to a variety of risks, uncertainties and other factors, including, without limitation, the risks and uncertainties described above. See “Risk Factors”.

     Our forward-looking statements are based on the reasonable beliefs, expectations and opinions of management on the date of this Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There is no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information. We do not undertake to update any forward-looking information, except as, and to the extent required by, applicable securities laws.

     We qualify all the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein and therein by the foregoing cautionary statements.

CAUTIONARY NOTES TO UNITED STATES INVESTORS CONCERNING
MINERAL RESERVE AND RESOURCE ESTIMATES

     This Prospectus, including the documents incorporated by reference herein, uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this Prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the requirements of the SEC, and resource information contained herein and incorporated by reference herein may not be comparable to similar information disclosed by companies in the United States (“US companies”).

     In addition, this Prospectus uses the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” to comply with the reporting standards in Canada. These classifications adhere to the mineral resource and mineral reserve definitions and classification criteria developed by the Canadian Institute of Mining and are more particularly described in our 2014 Form 20-F and amendment thereto. We advise United States investors that while the terms “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” are recognized and required by Canadian regulations, the SEC does not recognize them. United States investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.

     Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101.

     It cannot be assumed that all or any part of “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” in this Prospectus is economically or legally mineable.

     In addition, disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report mineralization as in place tonnage and grade without reference to unit measures.

     For the above reasons, information contained in this Prospectus and the documents incorporated by reference herein containing descriptions of our mineral deposits may not be comparable to similar information made public by US companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

GLOSSARY

     In this Prospectus the following terms mean:

AIF	means Northern Dynasty’s annual information form for the year ended December 31, 2014, which is dated March 30, 2015.

EPA	means United States Environmental Protection Agency.

Pebble Project	the Company’s only material mineral project which is a large copper-gold-molybdenum- silver mineral project located in the southwest part of the State of Alaska, USA.

2014 Pebble Technical Report

the 43-101 technical report entitled “2014 Technical Report on the Pebble Project, Southwest Alaska, USA” by J. David Gaunt, P.Geo., James Lang, P.Geo, Eric Titley, P.Geo. and Ting Lu, P. Eng., effective date December 31, 2014.

SEC	means the United States Securities and Exchange Commission.

SEDAR	means the System for Electronic Document Analysis and Retrieval of the Canadian Securities Administrators.

TSX	means the Toronto Stock Exchange.

U.S. Securities Act	means United States Securities Act of 1933, as amended.

NORTHERN DYNASTY MINERALS LTD.

     This summary highlights information contained elsewhere or incorporated by reference in this document. You should read this entire document carefully, including the section entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this document or incorporated by reference herein.

Overview

     Northern Dynasty is a mineral exploration company existing under the British Columbia Corporations Act focused on developing the Pebble copper-gold-molybdenum-silver mineral project located in the state of Alaska, U.S. (the “Pebble Project”). The Pebble Project is located in southwest Alaska, 19 miles (30 kilometers) from the village of Iliamna, and approximately 200 miles (320 kilometers) southwest of the city of Anchorage.

     Our Alaska mineral resource exploration business is operated through an Alaskan registered limited partnership, the Pebble Limited Partnership (the “Pebble Partnership” or “PLP”), in which we own a 100% interest through an Alaskan general partnership, the Northern Dynasty Partnership. Pebble Mines Corp., a 100% indirectly owned subsidiary of the Company, is the general partner of the Pebble Partnership and responsible for its day-to-day operations.

     We currently have negative operating cash flow because we currently have no revenues. In addition, as a result of our business plans for development of the Pebble Project, we expect cash flow from operations to be negative until revenues from production at the Pebble Project begin to offset our operating expenditures. In addition, our cash flow from operations will be affected in the future by expenses that we incur in connection with the Pebble Project. We will require substantial additional capital in order to fund our planned exploration and development activities. See “Risk Factors”.

     RECENT DEVELOPMENTS

Recent Financings and Acquisitions

2015 Special Warrant Financing

     We completed the offer and sale of an aggregate of 37,600,000 Special Warrants at a price of $0.399 per Special Warrant for gross proceeds of approximately $15.0 million as follows:

  an initial 25,624,408 Special Warrants were issued and sold on August 28, 2015 for gross proceeds of $10.2 million; and

  a subsequent 11,975,592 Special Warrants were issued and sold on September 9, 2015 for gross proceeds of $4.8 million.

     All Special Warrants have subsequently been converted into common shares on a one-for-one basis effective November 13, 2015.

     The net proceeds of the offering of approximately $14.4 million were used to continue to fund a multidimensional strategy, including certain expenditures to address the Environmental Protection Agency’s (“EPA”) preemptive regulatory process under Section 404(c) of the Clean Water Act and prepare the Pebble Project to initiate federal and state permitting under NEPA. Over the past few months, our focus has been on litigation related to potential violations of the FACA. Funds were also spent on litigation relating to the EPA’s statutory authority to act pre-emptively under the Clean Water Act, potential violations of FOIA, as well as facilitation of various third-party investigations of EPA actions with respect to the Pebble Project. Additionally, funds were used to maintain an active corporate presence in Alaska to advance relationships with political and regulatory offices of government, Alaska Native partners and broader stakeholder groups, maintain the Pebble Project, the Pebble Site and Pebble claims in good standing and continue environmental monitoring, and for general and administration costs to maintain the Company in good standing and advance a potential partner(s) transaction.

Acquisition of dormant listed issuer with $4.7 million in cash

     On August 31, 2015, we entered into an arrangement agreement (the “Arrangement Agreement”) with TSX Venture Exchange-listed Cannon Point Resources Ltd. (“Cannon Point”) whereby we agreed to acquire 100% of the issued and outstanding Cannon Point shares for approximately 12.9 million common shares of the Company (the “Arrangement”). The purpose of acquiring Cannon Point was for the cash held by Cannon Point that will be used to advance the Company’s objectives. Under the Arrangement, Cannon Point shareholders (other than dissenting shareholders) received the certain Arrangement consideration, being 0.376 of a common share of the Company (the “Exchange Ratio”), subject to adjustment in accordance with the terms of the Arrangement Agreement. Upon completion of the transactions contemplated by the Arrangement Agreement, Cannon Point shareholders (other than dissenting shareholders) became shareholders of Northern Dynasty. All outstanding Cannon Point options and Cannon Point warrants were converted to replacement options and replacement warrants, as the case may be, to acquire Northern Dynasty common shares after giving effect to the Exchange Ratio. All such replacement options, with the exception of those options granted to charities, Fiore Management & Advisory Corp. and any optionees of Cannon Point who are continuing as directors of Northern Dynasty which will have the same expiry date as the original Cannon Point options, will under the Arrangement’s terms, expire 90 days after the effective date of the Arrangement. All such replacement warrants will expire in accordance with their original terms.

     Gordon Keep was nominated by Cannon Point as its nominee to the Company’s board on completion. Holders of approximately 21% of Cannon Point common shares agreed to support the Arrangement, including shareholders associated with Fiore Management & Advisory Corp., a mining advisory company in which Mr. Keep is an executive. Cannon Point has no currently active operations or assets other than cash.

     We have applied the significance tests set forth in National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”) and Item 11 of Regulation S-X and has concluded, based on a comparative analysis of the assets, investments and profit or less relating to Cannon Point, that the acquisition of Cannon Point is not be a “significant acquisition” for the Company under either (i) NI 51-102, or (ii) Item 11 of Regulation S-X. Accordingly, we will not be filing financial statements of Cannon Point in connection with the acquisition and have not included any financial statements of Cannon Point with this Prospectus.

     We completed the acquisition of Cannon Point on October 29, 2015. Pursuant to the Arrangement, we issued an aggregate of 12,881,344 common shares to the former shareholders of Cannon Point in accordance with the Exchange Ratio. In addition, an aggregate of 8,375,000 share purchase warrants of Cannon Point were exchanged for an aggregate of 3,149,000 share purchase warrants of Northern Dynasty exercisable at a price of $2.13 per share on or before December 17, 2015, and an aggregate of 3,312,500 stock options of Cannon Point were exchanged for an aggregate of 1,245,500 stock options of Northern Dynasty with exercise prices ranging from $0.29 to $0.43 per share. All such options expired on January 29, 2016, with the exception of an aggregate of 676,800 options which will retain their original expiry date.

Acquisition of Mission Gold Ltd.

     On October 8, 2015, we entered into a binding letter of intent to acquire 100% of the TSX Venture Exchange-listed Mission Gold Ltd. (“Mission”); and on October 30, 2015, we and Mission entered into a definitive arrangement agreement in respect of the acquisition. Mission’s primary assets are approximately $9 million in cash and a 100% interest in the Alto Parana titanium project. It was a condition of closing that Mission enter into a binding agreement with a third party acceptable to the Company for the sale of its wholly owned subsidiary, CIC Resources Inc., which indirectly holds the Alto Parana titanium project. The purpose of acquiring Mission is for the cash and cash equivalents held by Mission that will be used to advance the Company’s objectives.

     The transaction completed on December 24, 2015 by way of a statutory plan of arrangement whereby each share of Mission was exchanged for 0.55 of a Northern Dynasty common share resulting in Northern Dynasty issuing 27,593,341 Northern Dynasty common shares to Mission shareholders, subject to adjustment if adjusted net working capital is below a certain threshold. The outstanding Mission warrants were exchanged for 16,673,348 warrants of Northern Dynasty having a weighted average exercise price of $0.97.

     Northern Dynasty has appointed Mr. Marcel de Groot, as a nominee of Mission, to its board of directors in connection with the closing of the acquisition.

     We have applied the significance tests set forth in National Instrument 51-102 - Continuous Disclosure Obligations (“NI 51-102”) and Item 11 of Regulation S-X and has concluded, based on a comparative analysis of the assets, investments and profit or less relating to Mission, that the acquisition of Mission is not be a “significant acquisition” for the Company under either (i) NI 51-102, or (ii) Item 11 of Regulation S-X. Accordingly, we will not be filing financial statements of Mission in connection with the acquisition and have not included any financial statements of Mission with this Prospectus.

December 2015 Common Share Financing

     On December 23, 2015, we announced the completion of the offer and sale of an aggregate of 12,573,292 common shares at a price of $0.412 per share on a private placement basis for gross proceeds of approximately $5.28 million.

     Northern Dynasty has appointed Mr. Desmond Balakrishnan to its board of directors on December 15, 2015.

2014 $15.5 million Special Warrant Financing

     On December 31, 2014 and January 13, 2015, we completed the offer and sale of an aggregate of 35,962,735 special warrants at a price of $0.431 per Special Warrant for gross proceeds of approximately $15.5 million (the “December 2014 Offering”). All special warrants have subsequently been exercised and a total of 35,962,735 common shares have been issued.

     The proceeds of the December 2014 Offering were used to implement a multi-pronged strategy to address the EPA’s pre-emptive CWA 404(c) regulatory action, to maintain relationships with governments, Alaska Native groups and other stakeholders, and corporate costs. The intended use of proceeds was predicated on a 12-month period and contemplated significant curtailing of certain operations. Due to the initial success of the EPA strategy (and the inherent uncertainty as to timing and costs associated with that strategy), the Company elected not to curtail its operations as originally envisaged, but rather pursued additional financing to carry out its stated strategy. Accordingly, the funds raised were effectively depleted at the end of May 2015 rather than December 2015 as budgeted.

Update on Environmental Protection Agency and Bristol Bay Watershed Assessment

     Counsel for Northern Dynasty and the Pebble Partnership submitted numerous letters to the independent Office of the EPA Inspector General ("OIG") since January 2014, raising concerns of apprehension of bias, process irregularities and undue influence by environmental organizations in the EPA's preparation of the Bristol Bay Watershed Assessment. In response to Congressional and other requests, on May 2, 2014, the OIG’s office announced that it would investigate the EPA’s conduct in preparing ‘An Assessment of Potential Mining Impacts on Salmon Ecosystems of Bristol Bay, Alaska’, "to determine whether the EPA adhered to laws, regulations, policies and procedures in developing its assessment of potential mining impacts in Bristol Bay, Alaska." On January 13, 2016, the OIG published its report (the “OIG Report”). While acknowledging significant “scope limitations” in its review and subsequent OIG Report, the OIG concluded that: “we found no evidence of bias in how the EPA conducted its assessment of the Bristol Bay watershed, or that the EPA pre-determined the assessment outcome,” but that an EPA Region 10 employee may have been guilty of “a possible misuse of position.”

     Several other investigations of EPA conduct at Pebble contradict the OIG Report. The US Congress’ House Committee on Oversight and Government Reform found “that EPA employees had inappropriate contact with outside groups and failed to conduct an impartial, fact-based review of the proposed Pebble mine.” Former United States Senator and Defense Secretary William S. Cohen1 said his investigation “raise(s) serious concerns as to whether EPA orchestrated the process to reach a pre-determined outcome; had inappropriately close relationships with anti-mine advocates; and was candid about its decision-making process.”

     The findings of the OIG Report are not expected to materially affect the Pebble Partnership strategy for addressing the EPA’s CWA 404(c) regulatory action. The Company remains confident that the Pebble Project will ultimately enter federal and state permitting unencumbered by any extraordinary development restrictions.

_______________________________________
1 October 2015 Report by The Cohen Group, retained by the Pebble Partnership to conduct an independent review of whether the EPA acted fairly in connection with its evaluation of potential mining in the Bristol Bay watershed.

Changes to the Board of Directors

     On February 25, 2016, the Company announced that Gordon Fretwell, Marchand Snyman, Wayne Kirk, Russell Hallbauer, Peter Mitchell and Scott Cousens resigned as directors of the Company. The Company further announced that Mr. David De Witt has been appointed to the board of directors. The board of directors is now comprised of seven members: David De Witt, Desmond Balakrishnan, Ronald Thiessen, Robert Dickinson, Ken Pickering, Marcel de Groot and Gordon Keep.

USE OF PROCEEDS

     Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, including funding working capital, potential future acquisitions and capital expenditures. Each Prospectus Supplement will contain specific information concerning the use of proceeds from that sale of Securities.

     All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company’s general funds, unless otherwise stated in the applicable Prospectus Supplement.

CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth our capitalization and indebtedness as of September 30, 2015. The information presented should be read in conjunction with our audited consolidated financial statements as at and for the years ended December 31, 2014 and 2013 and our unaudited interim consolidated financial statements as at and for the nine months ended September 30, 2015, which are incorporated by reference in this Prospectus.

Description	As at September 30, 2015 ($ thousands)
Liabilities
Total Current Liabilities	13,933
Total Liabilities	13,933
Equity
Share Capital	404,154
Reserves	105,242
Deficit	(366,716)
Total Equity	142,680

     There have been no material changes in our share and debt capital, on a consolidated basis, since September 30, 2015, being the date of the Company’s most recently filed unaudited condensed consolidated interim financial statements incorporated by reference in this Prospectus, other than the issuance of the following securities:

(i)	37,600,000 common shares of the Company upon the exercise of 37,600,000 Special Warrants;

(ii)	3,657,500 stock options of the Company with an exercise price of $0.50;

(iii)	1,245,000 stock options of the Company issued in connection with the acquisition of Cannon Point;

(iv)	12,881,344 common shares of the Company issued in connection with the acquisition of Cannon Point;

(v)	12,573,292 common shares issued in connection with a private placement;

(vi)	27,593,341 common shares and 16,673,348 warrants issued in connection with the acquisition of Mission; and

(v)	155,100 common shares of the Company issued upon exercise of stock options

PLAN OF DISTRIBUTION

     The Company may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell Securities to or through dealers. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to the Company from the sale of the Securities.

     The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102—Shelf Distributions, including sales made directly on the TSX, NYSE MKT or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

     Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

     In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

     Unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Shares on any securities exchange. Any underwriters, dealers or agents to or through which Securities other than the Common Shares are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters, dealers or agents will not be obligated to do so and may discontinue any such market making at any time and without notice. No assurance can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DIVIDEND POLICY

     The Company has not declared or paid any dividends on its Common Shares since the date of its incorporation. The Company intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Company’s board of directors will review this policy from time to time having regard to the Company’s financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF COMMON SHARES

Authorized Capital

     The Company’s authorized capital consists of an unlimited number of common shares without par value.

Common Shares

     As of March 7, 2016, there were 222,150,876 common shares outstanding.

     Information regarding the number of common shares outstanding as at December 31, 2014 is provided in our 2014 Form 20-F and information regarding the number of common shares outstanding as at September 30, 2015 is provided in our unaudited condensed consolidated interim financial statements for the nine months ended September 30, 2015 (our “2015 Q3 FS”). Our 2014 Form 20-F and our 2015 Q3 FS are each incorporated by reference herein.

     All of our common shares rank equally as to dividends, voting rights and as to any distribution of our assets, or on us being wound-up or liquidated. There are no indentures or agreements limiting the payment of dividends and there are no conversion rights, special liquidation rights, pre-emptive rights or subscription rights attached to our common shares. None of our currently outstanding common shares are subject to any call or assessment.

Options to Purchase Common Shares

     Information regarding the number of common share purchase options outstanding as at December 31, 2014 is provided in our 2014 Form 20-F and information regarding the number of common share purchase options outstanding as at September 30, 2015 is provided in our 2015 Q3 FS.

Our Articles

Information regarding certain material provisions of (i) our Notice of Articles and Articles, and (ii) certain provisions of the British Columbia Business Corporations Act (the “Business Corporations Act”) applicable to the Company is included in our 2014 Form 20-F.

Shareholder Rights

     Attached to and trading with each of the Company’s common shares registered hereunder is a right (the “Right”) to purchase a number of common shares on the terms and conditions set forth in the Shareholder Rights Plan Agreement between the Company and Computershare Investor Services Inc. dated May 17, 2013 (the “Shareholder Rights Plan”) as described below under “Shareholder Rights Plan.

     The terms of the Rights granted under the Shareholders Rights Plan are summarized as follows:

Term

     The Shareholder Rights Plan (unless terminated earlier) will remain in effect until termination of the annual meeting of shareholders of the Company in 2016 unless the term of the Shareholder Rights Plan is extended beyond such date by resolution of shareholders at such meeting.

Issuance of Rights

     Under the Shareholder Rights Plan, one Right was issued by the Company in respect of each common share (a “Voting Share”) outstanding as of the close of business (Vancouver time) (the “Record Time”) on the effective date of May 17, 2013 (the “Effective Date”). “Voting Shares” include the common shares and any other shares of the Company entitled to vote generally in the election of all directors. One Right has been and will also be issued for each additional Voting Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time, subject to the earlier termination or expiration of the Rights as set out in the Shareholder Rights Plan.

     As of the Effective Date and the date hereof, the only Voting Shares outstanding were the common shares.

Certificates and Transferability

     Prior to the Separation Time, the Rights will be evidenced by a legend imprinted on certificates for common shares issued after the Record Time. Rights are also attached to common shares outstanding on the Effective Date, although share certificates issued prior to the Effective Date will not bear such a legend. Shareholders are not required to return their certificates in order to have the benefit of the Rights. Prior to the Separation Time, Rights will trade together with the common shares and will not be exercisable or transferable separately from the common shares. From and after the Separation Time, the Rights will become exercisable, will be evidenced by Rights Certificates and will be transferable separately from the common shares.

Separation of Rights

     The Rights will become exercisable and begin to trade separately from the associated common shares at the “Separation Time” which is generally (subject to the ability of the Board to defer the Separation Time) the close of business on the tenth trading day after the earliest to occur of:

  a public announcement that a person or group of affiliated or associated persons or persons acting jointly or in concert has become an “Acquiring Person”, meaning that such person or group has acquired Beneficial Ownership (as defined in the Rights Plan) of 20% or more of the outstanding Voting Shares other than as a result of: (i) a reduction in the number of Voting Shares outstanding; (ii) a “Permitted Bid” or “Competing Permitted Bid” (as defined below); (iii) acquisitions of Voting Shares in respect of which the Board has waived the application of the Rights Agreement; (iv) other specified exempt acquisitions and pro rata acquisitions in which shareholders participate on a pro rata basis; or (v) an acquisition by a person of Voting Shares upon the exercise, conversion or exchange of a security convertible, exercisable or exchangeable into a Voting Share received by a person in the circumstances described in (ii), (iii) or (iv) above;

  the date of commencement of, or the first public announcement of an intention of any person (other than the Company or any of its subsidiaries) to commence a takeover bid (other than a Permitted Bid or a Competing Permitted Bid) where the Voting Shares subject to the bid owned by that person (including affiliates, associates and others acting jointly or in concert therewith) would constitute 20% of more of the outstanding Voting Shares; and

  the date upon which a Permitted Bid or Competing Permitted Bid ceases to qualify as such. Promptly following the Separation Time, separate certificates evidencing rights (“Rights Certificates”) will be mailed to the holders of record of the Voting Shares as of the Separation Time and the Rights Certificates alone will evidence the Rights.

Rights Exercise Privilege

     After the Separation Time, each Right entitles the holder thereof to purchase one common share at an initial “Exercise Price” equal to three times the “Market Price” at the Separation Time. The Market Price is defined as the average of the daily closing prices per share of such securities on each of the 20 consecutive trading days through and including the trading day immediately preceding the Separation Time. Following a transaction which results in a person becoming an Acquiring Person (a “Flip-In Event”), the Rights entitle the holder thereof to receive, upon exercise, such number of common shares which have an aggregate Market Price (as of the date of the Flip-In Event) equal to twice the then Exercise Price of the Rights for an amount in cash equal to the Exercise Price. Essentially, following a Flip-In Event, the Rights entitle the holder thereof to purchase two times the number of common shares that the holder could have otherwise acquired for the same purchase price. In such event, however, any Rights beneficially owned by an Acquiring Person (including affiliates, associates and other acting jointly or in concert therewith), or a transferee of any such person, will be null and void. A Flip-In Event does not include acquisitions approved by the Board or acquisitions pursuant to a Permitted Bid or Competing Permitted Bid.

Permitted Bid Requirements

     A bidder can make a takeover bid and acquire Voting Shares without triggering a Flip-In Event under the Rights Plan if the takeover bid qualifies as a Permitted Bid. The requirements of a “Permitted Bid” include the following:

  the takeover bid must be made by means of a takeover bid circular;

  the takeover bid is made to all holders of Voting Shares on the books of the Company, other than the offeror;

  no Voting Shares are taken up or paid for pursuant to the takeover bid unless more than 50% of the Voting Shares held by “independent shareholders” (as defined): (i) shall have been deposited or tendered pursuant to the take-over bid and not withdrawn; and (ii) have previously been or are taken up at the same time;

  the takeover bid contains an irrevocable and unqualified provision that, no Voting Shares will be taken up or paid for pursuant to the takeover bid prior to the close of business on the date which is not less than 60 days following the date of the takeover bid;

  the takeover bid contains an irrevocable and unqualified provision that, Voting Shares may be deposited pursuant to such takeover bid at any time during the period of time between the date of the takeover bid and the date on which Voting Shares may be taken up and paid for and any Voting Shares deposited pursuant to the takeover bid may be withdrawn until taken up and paid for; and

  the takeover bid contains an irrevocable and unqualified provision that, if on the date on which Voting Shares may be taken up and paid for under the takeover bid, more than 50% of the Voting Shares held by Independent Shareholders have been deposited pursuant to the takeover bid and not withdrawn, the offeror will make public announcement of that fact and the takeover bid will remain open for deposits and tenders of Voting Shares for not less than 10 business days from the date of such public announcement.

     The Shareholder Rights Plan also allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all of the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days (the minimum period required under Canadian securities laws).

Permitted Lock-Up Agreements

     A person will not become an Acquiring Person by virtue of having entered into an agreement (a “Permitted Lock-Up Agreement”) with a Shareholder whereby the Shareholder agrees to deposit or tender Voting Shares to a takeover bid (the “Lock-Up Bid”) made by such person, provided that the agreement meets certain requirements including:

  the terms of the agreement are publicly disclosed and a copy of the agreement is publicly available not later than the date of the Lock-Up Bid or, if the Lock-Up Bid has not been made prior to the date on which such agreement is entered into, not later than the first business day following the date of such agreement;

  the holder who has agreed to tender Voting Shares to the Lock-Up Bid made by the other party to the agreement is permitted to terminate its obligation under the agreement, and to terminate any obligation with respect to the voting of such Voting Shares, in order to tender Voting Shares to another takeover bid or to support another transaction where: (i) the offer price or value of the consideration payable under the other takeover bid or transaction is greater than the price or value of the consideration per share at which the holder has agreed to deposit or tender Voting Shares to the Lock-Up Bid, or is greater than a specified minimum which is not more than 7% higher than the price or value of the consideration per share at which the holder has agreed to deposit or tender Voting Shares under the Lock-Up Bid; and (ii) if the number of Voting Shares offered to be purchased under the Lock-Up Bid is less than all of the Voting Shares held by Shareholders (excluding Voting Shares held by the offeror), the number of Voting Shares offered to be purchased under the other takeover bid or transaction (at an offer price not lower than in the Lock-Up Bid) is greater than the number of Voting Shares offered to be purchased under the Lock-Up Bid or is greater than a specified number which is not more than 7% higher than the number of Voting Shares offered to be purchased under the Lock-Up Bid; and

  no break-up fees, top-up fees, or other penalties that exceed in the aggregate the greater of 2.5% of the price or value of the consideration payable under the Lock-Up Bid and 50% of the increase in consideration resulting from another takeover bid or transaction shall be payable by the holder if the holder fails to deposit or tender Voting Shares to the Lock-Up Bid.

Waiver and Redemption

     If a potential offeror does not desire to make a Permitted Bid, it can negotiate with, and obtain the prior approval of, the Board to make a takeover bid by way of a takeover bid circular sent to all holders of Voting Shares on terms which the Board considers fair to all Shareholders. In such circumstances, the Board may waive the application of the Shareholder Rights Plan thereby allowing such bid to proceed without dilution to the offeror. Any waiver of the application of the Shareholder Rights Plan in respect of a particular takeover bid shall also constitute a waiver of any other takeover bid which is made by means of a takeover bid circular to all holders of Voting Shares while the initial takeover bid is outstanding. The Board may also waive the application of the Shareholder Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence, provided that the Acquiring Person that inadvertently triggered such Flip-in Event reduces its beneficial holdings to less than 20% of the outstanding Voting Shares within 14 days or such earlier or later date as may be specified by the Board. With the prior consent of the holders of Voting Shares, the Board may, prior to the occurrence of a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to the foregoing, waive the application of the Shareholder Rights Plan to such Flip-in Event. The Board may, with the prior consent of the holders of Voting Shares, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right. Rights are deemed to be redeemed following completion of a Permitted Bid, a Competing Permitted Bid or a takeover bid in respect of which the Board has waived the application of the Rights Plan.

Protection against Dilution

     The Exercise Price, the number and nature of securities which may be purchased upon the exercise of Rights and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution in the event of dividends, subdivisions, consolidations, reclassifications or other changes in the outstanding common shares, pro rata distributions to holders of common shares and other circumstances where adjustments are required to appropriately protect the interests of the holders of Rights.

Exemptions for Investment Advisors

     Investment advisors (for client accounts), trust companies (acting in their capacity as trustees or administrators), statutory bodies whose business includes the management of funds (for employee benefit plans, pension plans, or insurance plans of various public bodies) and administrators or trustees of registered pension plans or funds acquiring greater than 20% of the Voting Shares are exempted from triggering a Flip-In Event, provided they are not making, either alone or jointly or in concert with any other person, a takeover bid.

Duties of the Board

     The adoption of the Shareholder Rights Plan will not in any way lessen or affect the duty of our board of directors to act honestly and in good faith with a view to the best interests of the Company. Our board, when a takeover bid or similar offer is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

Amendment

     We may make amendments to the Shareholder Rights Plan at any time to correct any clerical or typographical error and may make amendments which are required to maintain the validity of the Shareholder Rights Plan due to changes in any applicable legislation, regulations or rules. The Company may, with the prior approval of Shareholders (or the holders of Rights if the Separation Time has occurred), supplement, amend, vary, rescind or delete any of the provisions of the Shareholder Rights Plan.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which may consist of Warrants to purchase Common Shares or other Securities and may be issued in one or more series. Warrants may be offered independently or together with Common Shares or other Securities offered by any Prospectus Supplement, and may be attached to or separate from those Securities. Warrants will not, however, be offered for sale separately or to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction. While the terms summarized below will apply generally to any Warrants that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement. The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

     Any Warrants issued will be issued under and governed by the terms of one or more warrant indentures or agreement (each a “Warrant Indenture”) between the Company and a warrant trustee or warrant agent (a “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

     This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture. Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. The applicable Prospectus Supplement relating to any Warrants offered by the Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

     The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

  the designation and aggregate number of Warrants;

  the price at which the Warrants will be offered;

  the currency or currencies in which the Warrants will be offered;

  the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

  the number of Common Shares or other Securities that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares or other Securities may be purchased upon exercise of each Warrant;

  the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

  the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

  any minimum or maximum number of Warrants that may be exercised at any one time;

  whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

  whether the Warrants will be listed on an exchange;

  material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Warrants; and

  any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

     Prior to the exercise of Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or other Securities issuable upon exercise of the Warrants.

Exercise of Warrants

     Each Warrant will entitle the holder to purchase the Securities that the Company specifies in the applicable Prospectus Supplement at the exercise price described therein. Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date set forth in the applicable Prospectus Supplement. After the close of business on the expiration date, unexercised Warrants will become void.

     Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement. The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

     Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Securities purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants. If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender Securities as all or part of the exercise price for Warrants.

Anti-Dilution

     The Warrant Indenture will specify that, upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Company’s assets, Warrants exercisable for Common Shares will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares to which the holder of a Common Share would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants that are exercisable for Common Shares.

Global Securities

     The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

     The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

     The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

     The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and, if applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

     The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

     The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and NYSE MKT relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

     The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  the designation and aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the currency or currencies in which the Subscription Receipts will be offered;

  the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

  the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g. an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

  the identity of the Escrow Agent;

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  whether the Subscription Receipts will be listed on an exchange;

  material Canadian federal income tax consequences and, if applicable, material United States federal income tax consequences of owning the Subscription Receipts; and

  any other terms of the Subscription Receipts.

     The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, Holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

     The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

     The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of Common Shares or Warrants underlying the particular Subscription Receipts or any other reorganization, amalgamation, arrangement, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Warrants to which the holder of a Common Share or identical Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

     The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment hereto or thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

     The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

     The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

DESCRIPTION OF UNITS

     The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus. While the terms summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any issue of Units in more detail in the applicable Prospectus Supplement. The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

      The Company will also add to disclosure in any subsequent Prospectus Supplement whereby Units are offered the form of any unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the issue of Units being offered, and any supplemental agreements. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of any Unit Agreement and any supplemental agreements applicable to a particular issue of Units. The Company urges you to read the applicable Prospectus Supplements relating to the particular issue of Units that the Company sells under this Prospectus, as well as any Unit Agreement and any supplemental agreements that contain the terms of the Units. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 6-K that the Company files with the SEC, any Unit Agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

General

     The Company may issue Units comprising of any combination of Common Shares, Warrants, or Subscription Receipts. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security. Any Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The Company will describe in the applicable Prospectus Supplement the terms of the issue of Units, including: the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately; any provisions of any governing Unit Agreement that differ from those described below; and any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units. The provisions described in this section, as well as those described under “Description of Common Shares, “Description of Warrants” and “Description of Subscription Receipts”, will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

     The Company may issue Units in such amounts and in numerous distinct series as the Company may determine.

Enforceability of Rights by Holders of Units

     Each Unit Agent will act solely as the Company’s agent under any applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit. A single trust company may act as a Unit Agent for more than one series of Units. A Unit Agent will have no duty or responsibility in case of any default by us under any applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Unit may, without the consent of any related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit. The Company, any Unit Agents, and any of the Company’s or their agents may treat the registered holder of any Unit certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

DENOMINATIONS, REGISTRATION AND TRANSFER

     The Securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement. Other than in the case of book-entry-only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Company may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of Securities, the Company may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

BOOK-ENTRY ONLY SECURITIES

     Securities issued in “book-entry only” form must be purchased, transferred or redeemed through participants (“CDS Participants”) in the depository service of CDS Clearing and Depository Services Inc. or a successor (collectively, “CDS”). Each of the underwriters, dealers or agents, as the case may be, named in a Prospectus Supplement will be a CDS Participant or will have arrangements with a CDS Participant. On the closing of a book-entry only offering, the Company may cause a global certificate or certificates representing the aggregate number of Securities subscribed for under such offering to be delivered to, and registered in the name of, CDS or its nominee. Except as described below, no purchaser of Securities issued in book-entry-only form or non-certificated form will be entitled to a certificate or other instrument from the Company or CDS evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a CDS Participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of that registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its CDS Participants having interests in the Securities. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

     If the Company determines, or CDS notifies the Company in writing, that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Company is unable to locate a qualified successor, or if the Company at its option elects, or is required by law, to terminate the book-entry system, then the Securities will be issued in fully registered form to holders or their nominees

Transfer, Conversion or Redemption of Securities

     Transfer of ownership, conversion or redemption of Securities will be effected through records maintained by CDS or its nominee for such Securities with respect to interests of CDS Participants, and on the records of CDS Participants with respect to interests of persons other than CDS Participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through CDS Participants.

     The ability of a holder to pledge a Security or otherwise take action with respect to such holder’s interest in a Security (other than through a CDS Participant) may be limited due to the lack of a physical certificate.

Payments and Notices

     Payments of principal, redemption price, if any, dividends and interest, as applicable, on each Security will be made by the Company to CDS or its nominee, as the case may be, as the registered holder of the Security and the Company understands that such payments will be credited by CDS or its nominee in the appropriate amounts to the relevant CDS Participants. Payments to holders of Securities of amounts so credited will be the responsibility of the CDS Participants.

     As long as CDS or its nominee is the registered holder of the Securities, CDS or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, the responsibility and liability of the Company in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption price, if any, dividends and interest due on the Securities to CDS or its nominee.

     Each holder must rely on the procedures of CDS and, if such holder is not a CDS Participant, on the procedures of the CDS Participant through which such holder owns its interest, to exercise any rights with respect to the Securities. The Company understands that under existing policies of CDS and industry practices, if the Company requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to the Securities, CDS would authorize the CDS Participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by CDS or agreed to from time to time by the Company, any Trustee and CDS. Any holder that is not a CDS Participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its CDS Participant to give such notice or take such action.

     The Company, the underwriters, dealers or agents and any Trustee identified in a Prospectus Supplement, as applicable, will not have any liability or responsibility for: (i) records maintained by CDS relating to beneficial ownership interest in the Securities held by CDS or the book-entry accounts maintained by CDS; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interest; or (iii) any advice or representation made by or with respect to CDS and contained herein or in any Trust Indenture with respect to the rules and regulations of CDS or at the directions of the CDS Participants.

RISK FACTORS

     An investment in the securities of the Company is considered speculative and involves a high degree of risk due to, among other things, the nature of the Company’s business, the present stage of its development and the permitting required for the Pebble Project. You should carefully consider the risk factors set forth in (i) our 2014 Form 20-F, as incorporated by reference herein, (ii) our subsequent filings under the Exchange Act, and (iii) this Prospectus, any amendment or supplement to this Prospectus or any free writing prospectus.

     The operations of the Company are speculative due to the high risk nature of its business which is the exploration, permitting and development of mineral properties and ultimately the operating of mineral properties as mines. If we do not successfully address any of the risks described herein or therein, there could be a material adverse effect on our financial condition, operating results and business, and the trading price of the common shares may decline. In addition, our inability to successfully address these risks could cause actual events to differ materially from those described in forward-looking statements relating to the Company. We can provide no assurance that we will successfully address these risks.

     In addition to information set out elsewhere in this Prospectus and contained in our 2014 Form 20-F, we face the following risks:

Inability to achieve mine permitting of the Pebble Project will have an adverse effect on our business and operations

     The principal risk facing the Company is that it will ultimately be unable to secure the necessary permits under United States federal and Alaskan state laws to build and operate a mine at the Pebble Project. There are prominent and well organized opponents of the Pebble Project and the Company may be unable, even if we are able to demonstrate solid scientific and technical evidence of risk mitigation, to overcome such opposition and convince mining regulatory authorities that a mine should be permitted at the Pebble Project. If we are unable to secure the necessary permits to build a mine at the Pebble Project, we may be unable to achieve revenues from operations and/or recover our investment in the Pebble Project.

The Company will be required to seek additional capital; the Company’s inability to obtain additional capital could have a material adverse effect on its operations

     While the Company has prioritized the available resources in order to meet key corporate and Pebble Project expenditure requirements, the Company will seek to source significant additional financing. Such financing may include any of, or a combination of: debt, equity and/or contributions from possible new Pebble Project participants. In light of the recent significant depreciation of the Canadian dollar and that the vast majority of the Company’s expenditures are in United States dollars, that the Pebble Project will require additional engineering and technical expenditures beyond what is contemplated in the current budget, and the possibility that legal expenditures may exceed current budget expectations, it is possible that additional financing may well be required. There can be no assurances that the Company will be successful in obtaining any such additional financing. If the Company is unable to raise the necessary capital resources to meet obligations as they come due, the Company will at some point have to further reduce or curtail its operations.

We currently have a negative operating cash flow and failure to achieve profitability and positive operating cash flow may have a material adverse effect on our financial condition and results of operation

     The Company currently has a negative operating cash flow and is anticipated to continue to have that for the foreseeable future. The Company’s failure to achieve profitability and positive operating cash flows could have a material adverse effect on its financial condition and results of operations.

The common shares may experience price and volume volatility and the market price for the common shares may drop below the price you paid

     In recent years, the securities markets have experienced a high level of price and volume volatility, and the market price of securities of many companies has experienced wide fluctuations, which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that such fluctuations will not affect the price of the common shares, and the price may decline below their acquisition cost. As a result of this volatility, investors may not be able to sell the common shares at or above their acquisition cost.

     Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in the countries where we carry on business and globally, and market perceptions of the attractiveness of particular industries. The price of securities of the Company is also likely to be significantly affected by short-term changes in commodity prices, other precious metal prices or other mineral prices, currency exchange fluctuation and the political environment in the countries in which we do business and globally.

     In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Sales of substantial amounts of the common shares may have an adverse effect on the market price of the common shares of the Company

     Sales of substantial amounts of the common shares of the Company, or the availability of such securities for sale, could adversely affect the prevailing market prices for the common shares. A decline in the market prices of the common shares of the Company could impair our ability to raise additional capital through the sale of securities should it desire to do so.

Likely PFIC status has possible adverse U.S. federal income tax consequences for U.S. investors

     The Company was likely a “passive foreign investment company” (a “PFIC”) within the meaning of the U.S. Internal Revenue Code in one or more prior tax years, expects to be a PFIC for the current tax year, and may also be a PFIC in subsequent years. A non-U.S. corporation is a PFIC for any tax year in which (i) 75% or more of its gross income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produces or is held for the production of passive income, and thereafter unless certain elections are made.

     If the Company is a PFIC for any year during a U.S. taxpayer’s holding period, such taxpayer may be required to treat any gain recognized upon a sale or disposition of the common shares as ordinary income (rather than capital gain), and any resulting U.S. federal income tax may be increased by an interest charge. Rules similar to those applicable to dispositions will generally apply to certain “excess distributions” in respect of the common shares. A U.S. taxpayer may generally avoid these unfavorable tax consequences by making a timely and effective “qualified electing fund” (“QEF”) election or “mark-to-market” election with respect to the common shares. A U.S. taxpayer who makes a timely and effective QEF election must generally report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company makes any distributions to shareholders in such year. A U.S. taxpayer who makes a timely and effective mark-to-market election must, in general, include as ordinary income, in each year in which the Company is a PFIC, the excess of the fair market value of the common shares over the taxpayer’s adjusted cost basis in such shares.

     If any of the foregoing events, or other risk factor events described in our 2014 AIF, 2014 Form 20-F and any other document incorporated by reference herein or elsewhere herein occur, our business, financial condition or results of operations could suffer. In that event, the market price of our securities could decline and investors could lose all or part of their investment.

PRIOR SALES

     During the 12 month period before the date of this Prospectus, we have issued Common Shares and securities convertible into Common Shares as follows:

	Aggregate Number and Type of
Date of Issuance	Securities Issued	Price per Security
March 3, 2015	9,943,589 Common Shares(1)	N/A
April 16, 2015	65,000 Common Shares(1)	N/A
June 3, 2015	7,180,000 Common Shares(1)	N/A
June 22, 2015	8,496,132 Common Shares(1	N/A
July 3, 2015	10,278,014 Common Shares(1)	N/A
August 28, 2015	25,624,408 Special Warrants(2)	$0.399
September 9, 2015	11,975,592 Special Warrants(2)	$0.399
October 20, 2015	3,657,500 Stock Options	$0.50
October 29, 2015	12,881,344 Common Shares(3)	$0.399
October 29, 2015	1,245,000 Stock Options(3)	See Note(4)
October 29, 2015	3,149,000 Warrants(3)	$2.13
November 13, 2015	37,600,000 Common Shares(1)	N/A
November 30, 2015	18,800 Common Shares	$0.37
December 23, 2015	12,573,292 Common Shares	$0.412
December 24, 2015	27,593,341 Common Shares(5)	$0.425
December 24, 2015	13,801,672 Warrants(5)	$0.55
December 24, 2015	2,871,667 Warrants(5)	$3.00
January 13, 2016	61,100 Common Shares	$0.37
January 13, 2016	37,600 Common Shares	$0.29
January 27, 2016	37,600 Common Shares	$0.29

Note:
(1)	The common shares were issued on exercise of Special Warrants at no additional cost to the holder.
(2)	See “Recent Developments – Recent Financings and Acquisitions – Special Warrant Financing”..
(3)

Issued in connection with the acquisition by the Company of Cannon Point. (See “Recent Developments – Recent Financings and Acquisitions – Acquisition of dormant listed issuer with $4.7 million in cash”).

(4)

The exercise price of the stock options is determined by adjusting the original exercise price by the exchange ratio. (See “Recent Developments – Recent Financings and Acquisitions – Acquisition of dormant listed issuer with $4.7 million in cash”).

(5)	Issued in connection with the acquisition by the Company of Mission. (See “Recent Developments – Recent Financings and Acquisitions – Acquisition of Mission Gold Ltd.”).

TRADING PRICE AND VOLUME

     The Company’s common shares are listed on the TSX under the trading symbol “NDM” and on the NYSE MKT under the trading symbol “NAK”.

     The following table sets forth the reported high and low sale prices in Canadian dollars for the common shares on the TSX for the fiscal, quarterly and monthly periods indicated.

	High	Low
Fiscal 2011	$21.50	$5.16
Fiscal 2012	$8.13	$2.23
Fiscal 2013	$4.19	$1.07
Fiscal 2014	$1.85	$0.38
Fiscal 2015	$0.83	$0.37

	High	Low
Quarterly 2013
First Quarter	$4.19	$2.75
Second Quarter	$3.28	$1.94
Third Quarter	$2.84	$1.35
Fourth Quarter	$1.98	$1.07
Quarterly 2014
First Quarter	$1.85	$0.90
Second Quarter	$1.13	$0.67
Third Quarter	$0.95	$0.55
Fourth Quarter	$0.65	$0.38

Quarterly 2015
First Quarter	$0.83	$0.45
Second Quarter	$0.54	$0.38
Third Quarter	$0.67	$0.37
Fourth Quarter	$0.58	$0.38

	TSX Price Range ($)
Month	High	Low	Total Volume
February 2015	0.83	0.53	528,814
March 2015	0.63	0.45	720,437
April 2015	0.53	0.44	404,068
May 2015	0.54	0.40	440,149
June 2015	0.50	0.38	760,592
July 2015	0.46	0.37	377,747
August 2015	0.60	0.38	872,978
September 2015	0.67	0.40	923,473
October 2015	0.58	0.40	845,766
November 2015	0.58	0.38	2,689,947
December 2015	0.425	0.38	1,391,898
January 2016	0.44	0.28	2,140,916
February 2016	0.51	0.36	4,675,143
March 1 – 18, 2016	0.52	0.42	4,618,058

     The following table sets forth the reported high and low sale prices in United States dollars for the common shares on the NYSE MKT for the fiscal, quarterly and monthly periods indicated.

	High (US$)	Low (US$)
Fiscal 2011	$21.76	$5.48
Fiscal 2012	$8.19	$2.20
Fiscal 2013	$3.78	$1.00
Fiscal 2014	$1.70	$0.32
Fiscal 2015	$0.72	$0.28

	High (US$)	Low (US$)
Quarterly 2013
First Quarter	$3.78	$2.67
Second Quarter	$3.17	$1.85
Third Quarter	$2.73	$1.31
Fourth Quarter	$1.93	$1.00
Quarterly 2014
First Quarter	$1.70	$0.80
Second Quarter	$1.01	$0.61
Third Quarter	$0.89	$0.52
Fourth Quarter	$0.59	$0.32
Quarterly 2015

	High (US$)	Low (US$)
First Quarter	$0.72	$0.36
Second Quarter	$0.45	$0.30
Third Quarter	$0.52	$0.28
Fourth Quarter	$0.44	$0.28

	NYSE MKT Price Range (US$)
Month	High (US$)	Low (US$)	Total Volume
February 2015	0.72	0.43	2,109,515
March 2015	0.51	0.36	2,378,849
April 2015	0.43	0.36	1,329,914
May 2015	0.45	0.32	2,178,315
June 2015	0.44	0.30	3,407,967
July 2015	0.37	0.28	1,506,893
August 2015	0.52	0.29	2,305,097
September 2015	0.50	0.30	2,199,312
October 2015	0.44	0.30	2,167,616
November 2015	0.44	0.28	2,718,633
December 2015	0.32	0.28	1,986,884
January 2016	0.32	0.20	2,761,974
February 2016	0.38	0.26	2,586,923
March 1 – 18, 2016	0.39	0.31	3,795,460

     On March 18, 2016, the closing price of our common shares as reported on the NYSE MKT was US$0.36 per share and on the TSX was $0.45 per share.

CERTAIN INCOME TAX CONSIDERATIONS

     The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities.

     The applicable Prospectus Supplement will also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a “U.S. person” (within the meaning of the United States Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the United States dollar, issued at an original issue discount for United States federal income tax purposes or other special terms.

LEGAL MATTERS

     Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by McMillan LLP with respect to Canadian legal matters and with respect to certain United States legal matters. As at the date hereof, the partners and associates of McMillan LLP, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding common shares of the Company.

EXPERTS AND INTERESTS OF EXPERTS

     Information relating to the Company’s mineral properties incorporated by reference in this Prospectus has been derived from the “2014 Technical Report on the Pebble Project, Southwest Alaska, USA” effective date December 31, 2014 (the “Pebble Property Report”) which has been prepared by the Qualified Persons named below and this information has been included in reliance on the expertise of these Qualified Persons:

  J. David Gaunt, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

  James Lang, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report;

  Eric Titley, P.Geo., a non-independent Qualified Person, who co-authored the Pebble Project Report; and

  Ting Lu, P.Eng., an independent Qualified Person, who co-authored the Pebble Project Report.

     Based on information provided by the relevant persons, and except as otherwise disclosed in this Prospectus, none of the persons or companies referred to above has received or will receive any direct or indirect interests in the Company’s property or the property of an associated party or an affiliate of the Company or have any beneficial ownership, direct or indirect, of the Company’s securities or of an associated party or an affiliate of the Company. The Company understands that, after reasonable inquiry and as at the date hereof, the experts listed above as a group, beneficially own, directly or indirectly, less than one percent of the outstanding common shares of the Company.

     The Company’s audited consolidated financial statements for the years ended December 31, 2014, 2013 and 2012 incorporated in this Prospectus by reference and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP (as included in the 2014 Form 20-F). Deloitte LLP is independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia and the rules and standards of the Public Accounting Oversight Board and the securities laws and regulations administered by the SEC. The reports of Deloitte LLP incorporated herein by reference, (i) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a material uncertainty that casts substantial doubt about the Company’s ability to continue as a going concern, and (ii) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Pebble Partnership and its subsidiaries incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2014 have been audited by Deloitte & Touche LLP. Deloitte & Touche LLP was the independent auditors for the period ended December 10, 2013 and as of May 15, 2015, and throughout the period covered by the consolidated financial statements of Pebble Partnership on which they reported. The report of Deloitte & Touche LLP, is incorporated herein by reference, (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a material uncertainty which raises substantial doubt about Pebble Partnership’s ability to continue as a going concern). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION FOR U.S. INVESTORS

     This Prospectus is part of the Registration Statement on Form F-3 that we have filed with the SEC relating to the Securities to be offered pursuant to this Prospectus. The following documents have been or will be filed with the SEC as part of the Registration Statement:

(i)	the documents set out under the heading “Documents Incorporated by Reference”;

(ii)	the consents of the Company’s auditor, legal counsel and technical report authors; and

(iii)	the powers of attorney from the directors and certain officers of the Company.

     A copy of the form of any warrant indenture, subscription receipt agreement or unit agreement relating to the offering of any of the Securities described in this Prospectus, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

     This document does not contain all of the information in the registration statement and the exhibits and financial statements included with the registration statement. References herein to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents. We also file annual and other reports and other information with the SEC.

     You may read and copy the Registration Statement, including the documents incorporated by reference herein, the related exhibits and other material we may file with the SEC, at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The website address is http://www.sec.gov.

     Alternately, you may request a copy of these filings, at no cost, by writing or telephoning us at Northern Dynasty Minerals Ltd., Attention: Corporate Secretary, 15th Floor, 1040 West Georgia Street, Vancouver, British Columbia V6E 4H1, Tel:(604) 684-6365.

NOTE TO UNITED STATES READERS REGARDING DIFFERENCES
BETWEEN UNITED STATES AND CANADIAN REPORTING PRACTICES

     The Company prepares its financial statements, which are incorporated by reference into this Prospectus, in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”). Accordingly, the Company’s financial statements are not comparable to financial statements of United States companies.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

     The Company is a corporation existing under the Business Corporations Act (British Columbia). All but two of the Company’s directors and officers, and all of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and substantially all of the Company’s assets, are located outside the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

     The Company filed with the SEC, concurrently with its Registration Statement on Form F-3 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed DL Services Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR U.S. SECURITIES ACT
LIABILITY

     Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

     Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendment thereto. In several of the provinces of Canada, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus or prospectus supplement (including a pricing supplement) relating to the securities purchased by a purchaser and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

     In an offering of convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which the convertible, exchangeable or exercisable Securities is offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

CONTRACTUAL RIGHTS OF RESCISSION

     In addition to statutory rights of withdrawal and rescission applicable under securities legislation in certain Canadian provinces, original purchasers of warrants (if offered separately from other Securities) and subscription receipts will have a contractual right of rescission against the Company in respect of the exercise of such warrant or subscription receipt, as the case may be.

     The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the warrant or subscription receipt (or units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the warrant or subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant or subscription receipt under this prospectus.

     Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of these rights, or consult with a legal advisor.

__________________________________

PROSPECTUS
__________________________________

NORTHERN DYNASTY MINERALS LTD.

$20,000,000
Common Shares
Warrants
Subscription Receipts
Units

______________, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

     The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

     Under Section 160 of the Act, an individual who:

  is or was a director or officer of the Registrant,

  is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

     Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

     Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

     Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

     If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.

     Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, order the Registrant to indemnify the eligible party or to pay the eligible party’s expenses, despite Sections 160 to 163 of the Act.

     The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

     Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and officer is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

     Under the articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer or person who holds or held an equivalent position.

     Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against certain liabilities, including liabilities under the U.S. Securities Act, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

     Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Item 9.	Exhibits

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit	Description
No.
2.1	Arrangement Agreement between Northern Dynasty Minerals Ltd. and Cannon Point Resources Ltd., dated August 31, 2015(1)
2.2	Arrangement Agreement between Northern Dynasty Minerals Ltd. and Mission Gold Ltd., dated October 30, 2015(2)
4.1	Shareholder Rights Plan Agreement between the Company and Computershare Investor Services Inc. dated May 17, 2014(3)
4.2	Form of Warrant Indenture(4)
4.3	Form of Special Warrant Indenture(4)
4.4	Form of Unit Agreement(4)
5.1	Legal Opinion of McMillan LLP(5)
23.1	Consent of Deloitte LLP(6)
23.2	Consent of Deloitte & Touche LLP(6)
23.3	Consent of McMillan LLP(7)
23.4	Consent of J. David Gaunt, P.Geo.(5)
23.5	Consent of James Lang, P.Geo. (5)
23.6	Consent of Eric Titley, P.Geo. (5)
23.7	Consent of Ting Lu, P.Eng. (5)
24.1	Powers of Attorney (included on signature pages hereto)

(1)	Filed as an exhibit to our report of foreign issuer on Form 6-K furnished to the SEC on October 9, 2015 and incorporated herein by reference.
(2)	Filed as an exhibit to our report of foreign issuer on Form 6-K filed with the SEC on February 19, 2016 and incorporated herein by reference.
(3)	Filed as an exhibit to our report of foreign issuer on Form 6-K furnished to the SEC on May 30, 2014and incorporated herein by reference.
(4)

To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

(5)	Filed as an exhibit to our registration statement on Form F-3 filed on March 4, 2016.
(6)	Filed as an exhibit hereto.
(7)	Included in Exhibit 5.1

Item 10.	Undertakings

     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in the form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1993 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

i.

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section I5(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6)
The undersigned Registrant undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 the Securities Act of 1993;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Vancouver, British Columbia, Canada, on March 21, 2016.

NORTHERN DYNASTY MINERALS LTD.

By:	/s/ Ronald Thiessen
RONALD THIESSEN
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Marchand Snyman
MARCHAND SNYMAN
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald Thiessen and Marchand Snyman, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Per:	/s/ Ronald Thiessen
RONALD THIESSEN
President and Chief Executive Officer and Director
(Principal Executive Officer)
Dated: March 21, 2016

Per:	/s/ Marchand Snyman
MARCHAND SNYMAN
Chief Financial Officer
(Principal Financial Officer)
Dated: March 21, 2016

Per:	/s/ Robert Dickinson
ROBERT DICKINSON
Executive Chairman and Director
Dated: March 21, 2016

Per:	/s/ Marcel de Groot
MARCEL DE GROOT
Director
Dated: March 21, 2016

Per:	/s/ Kenneth Pickering
KENNETH PICKERING
Director
Dated: March 21, 2016

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

     Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States for Northern Dynasty Minerals Ltd., has signed this registration statement in Anchorage, Alaska, on March 21, 2016.

PEBBLE EAST CLAIMS CORPORATION

By:	/s/ Ronald Thiessen
Name: RONALD THIESSEN
Title: Director

EXHIBIT INDEX

Exhibit	Description
No.
2.1	Arrangement Agreement between Northern Dynasty Minerals Ltd. and Cannon Point Resources Ltd., dated August 31, 2015(1)
2.2	Arrangement Agreement between Northern Dynasty Minerals Ltd. and Mission Gold Ltd., dated October 30, 2015(2)
4.1	Shareholder Rights Plan Agreement between the Company and Computershare Investor Services Inc. dated May 17, 2014(3)
4.2	Form of Warrant Indenture(4)
4.3	Form of Special Warrant Indenture(4)
4.4	Form of Unit Agreement(4)
5.1	Legal Opinion of McMillan LLP(5)
23.1	Consent of Deloitte LLP(6)
23.2	Consent of Deloitte & Touche LLP(6)
23.3	Consent of McMillan LLP(7)
23.4	Consent of J. David Gaunt, P.Geo.(5)
23.5	Consent of James Lang, P.Geo. (5)
23.6	Consent of Eric Titley, P.Geo. (5)
23.7	Consent of Ting Lu, P.Eng. (5)
24.1	Powers of Attorney (included on signature pages hereto)

(1)	Filed as an exhibit to our report of foreign issuer on Form 6-K furnished to the SEC on October 9, 2015 and incorporated herein by reference.
(2)	Filed as an exhibit to our report of foreign issuer on Form 6-K filed with the SEC on February 19, 2016 and incorporated herein by reference.
(3)	Filed as an exhibit to our report of foreign issuer on Form 6-K furnished to the SEC on May 30, 2014and incorporated herein by reference.
(4)

To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

(5)	Filed as an exhibit to our registration statement on Form F-3 filed on March 4, 2016.
(6)	Filed as an exhibit hereto.
(7)	Included in Exhibit 5.1